Exhibit 99.1

Unaudited Pro Forma Balance Sheet as of April 21, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

QUASAREDGE ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

April 21, 2026

	April 16, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$989,747	$(150,000)	(b)	$825,746
		(14,001)	(g)
Advance – related party	85,000	75,000	(c)	235,000
	-	75,000	(d)
Prepaid expenses	12,000	7,752	(g)	19,752
Total Current Assets	1,086,747	(6,249)		1,080,498

Cash and investments held in Trust Account	100,500,000	15,000,000	(a)	115,625,330
		75,000	(b)
		75,000	(b)
		(75,000)	(e)
		50,330	(f)
Deferred offering costs	-	5,999	(g)	-
		75,000	(e)
		46,680	(i)
		(127,679)	(k)
Total Assets	$101,586,747	$15,119,081		$116,705,828

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$15,755	$1,397	(j)	$21,152
		4,000	(j)
Due to related party	5,309	-		5,309
Over-allotment option liability	134,400	(134,400)	(h)	-
Total Current Liabilities	155,464	(129,003)		26,461
Total Liabilities	155,464	(129,003)		26,461

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares and 11,500,000 shares at redemption value of $10.050 and $10.054 per share, as actual and adjusted, respectively	100,500,000	15,000,000	(a)	115,625,330
		75,000	(c)
		50,330	(f)
Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 4,495,000 shares and 4,532,500 shares issued and outstanding, as actual and adjusted, respectively (excluding 10,000,000 shares and 11,500,000 shares subject to possible redemption, as actual and adjusted, respectively)	449	1	(d)	453
		3	(i)
Additional paid-in capital	1,012,819	74,999	(d)	1,090,886
		(127,679)	(k)
		(50,330)	(f)
		134,400	(h)
		46,677	(i)
Accumulated deficit	(81,985)	50,330	(f)	(37,302)
		(1,397)	(j)
		(4,000)	(j)
		(250)	(g)
Total Shareholders’ Equity	931,283	122,754		1,054,037
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$101,586,747	$15,119,081		$116,705,828

The accompany notes are an integral part of the unaudited pro forma financial statement.

QUASAREDGE ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of QuasarEdge Acquisition Corporation (the “Company”) as of April 16, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 21, 2026 as described below.

On April 16, 2026, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Aspira Capital Consulting Ltd. (the “Sponsor”), purchased 270,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,700,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On April 17, 2026, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,500,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on April 21, 2026, generating total gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 7,500 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $75,000.

A total of $115,575,000 ($10.05 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on April 16, 2026 and April 21, 2026, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$15,000,000
	Ordinary share subject to possible redemption		$15,000,000
	To record the sale of 1,500,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$75,000
	Cash and investments held in Trust Account	75,000
	Cash		$150,000
	To record the transfer of cash account to Trust account for trust overfunding and payment of underwriting commission

(c)	Advance – related party	$75,000
	Ordinary share subject to possible redemption		$75,000
	To record trust overfunding of $.05/unit *1,500,000 units – funds to be received from the sponsor

(d)	Advance – related party	$75,000
	Ordinary shares		$1
	Additional paid-in capital		$74,999
	To record the sale of 7,500 Private Placement Units at $10.00 per Unit – funds to be received from the sponsor

(e)	Deferred offering costs	$75,000
	Cash and investments held in Trust Account		$75,000
	To record payment of underwriting commission (0.50% of sale of Option Units proceeds)

(f)	Cash and investments held in Trust Account	$50,330
	Interest earned in investments held in Trust Account		$50,330
	Additional paid-in capital	$50,330
	Ordinary share subject to possible redemption		$50,330
	To record interest earned in Trust Account and to reclass interest income to temporary equity

(g)	Deferred offering costs	$5,999
	Trust fee	250
	Prepaid expense	7,752
	Cash		$14,001
	To record prepaid expenses, deferred offering costs, and various trust fees

(h)	Over-allotment liability	$134,400
	Additional paid-in capital		$134,400
	To reverse over-allotment option liability

(i)	Deferred offering costs	$46,680
	Ordinary shares		$3
	Additional paid-in capital		46,677
	To record issuance of 30,000 representative shares to underwriter and fair market value

(j)	Insurance expense	$1,397
	Administrative service expense	4,000
	Accounts payable and accrued expenses		$1,397
	Accounts payable and accrued expenses		4,000
	To record accrued expenses

(k)	Additional paid-in capital	$127,679
	Deferred offering costs		$127,679
	To record the charge of deferred offering costs to APIC

F-4